UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) - November 30, 2007

Commission File Number: 000-254888

RG GLOBAL LIFESTYLES, INC.
(Exact name of registrant as specified in its charter)

California	33-0230641
(State or jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

30021 Tomas, Suite 200
Rancho Santa Margarita, California 92688
(Address of principal executive offices, including zip code)

(949) 888-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 RG GLOBAL LIFESTYLES, INC.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On December 1, 2007, RG Global Lifestyles (“Company”) appointed Brian Ruttencutter to serve as the Company’s Chief Financial Officer. Mr. Ruttencutter replaces William Hitchcock, who resigned on November 30, 2007.

Mr. Ruttencutter, 54, previously served as the Chief Executive Officer of ABC Window Co., Inc. from 2005-06 and its Chief Financial Officer from 2004-05. Prior to this, Mr. Ruttencutter served as the Vice President of Finance of Phillips Industries, Inc. from 1996-2003. He received his Master of Business Administration from California State University, Long Beach, CA and is a Certified Management Accountant.

Mr. Ruttencutter will receive a base salary of $180,000 and an annual incentive bonus based on 1.5% of the pre-tax income of the Company, but not to exceed $72,000, an option to purchase 300,000 shares of the Company’s common stock, reimbursement for health insurance, and all other benefits commonly available to Company employees. The employment agreement also calls for a severance payment of six months salary to be paid to Mr. Ruttencutter if he is terminated without cause, as defined therein, after six months of employment.

In connection with Mr. Hitchcock’s resignation, he will be allowed an additional 30 days to exercise certain vested yet unexercised stock options previously issued to him under the Company’s 2006 Incentive and Non-statutory Stock Option Plan.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Employment Agreement, entered into as of December 1, 2007 between the Company and Brian Ruttencutter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Date: December 4, 2007	RG GLOBAL LIFESTYLES, INC.

	By:	/s/ Grant King
Grant King
Chief Executive Officer